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                                                             Page 25 of 44 Pages

                                                                       Exhibit 1

             MEMBERS OF THE MANAGEMENT BOARD, THE SUPERVISORY BOARD
                           AND THE EXECUTIVE OFFICERS
                                       OF
                                      AXA



         The names of the Members of the Management Board, the Supervisory Board and the Executive Officers of AXA and their business addresses and principal occupations are set forth below. If no address is given, the Member's business address is that of AXA at 25, avenue Matignon, 75008 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA and each individual is a citizen of the Republic of France.

                         Members of the Management Board


Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
Henri de Castries             Chairman of the Management Board; Chief Executive
		Officer of AXA; Chairman of the Board,
		AXA Financial, Inc.

Alfred Bouchaert	Member of the Management Board (in charge of
		Northern, Central, and Eastern Europe Region)

Claude Brunet                 Member of the Management Board (in charge of
                              Transversal Operations, Communications and
                              Human Resources)

Christopher Condron(1)        Member of the Management Board (in charge of
                              United States activities) and Executive Officer;
                              President and Chief Executive Officer, AXA
                              Financial, Inc.; Chairman, President and CEO,
                              AXA Equitable

Denis Duverne                 Member of the Management Board (in charge of
		Finance, Control and Strategy)

Francois Pierson              Member of the Management Board (in charge
AXA France Assurance          of Insurance in France, Large Risks, AXA
Tour AXA                      Assistance Activities and AXA Canada) and
1 Place des Saisons           Executive Officer; Chairman, AXA France
92400 Courbevoie France       Assurance; Chairman and CEO,Mutuelles AXA;
		Executive Officer, AXA Conseil I.A.R.D.

--------
(1)   Citizen of the United States of America



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                                                             Page 26 of 44 Pages

                        Members of the Supervisory Board


Name, Business Address        Present Principal Occupation
-----------------------       ----------------------------
Claude Bebear                 Chairman of the Supervisory Board; Director
                              or Member of the Supervisory Board of AXA
		Financial, BNP Paribas, Vivendi Universal and Mutuelles AXA.

Jean-Rene Fourtou             Vice Chairman of the Supervisory Board; Chairman
Vivendi Universal             of the Supervisory Board of Vivendi Universal
42 avenue de Friedland        (global media and communications company);
75008 Paris                   Chairman of the Supervisory Board of Groupe
		Canal+

Leo Apotheker		President, Customer Solutions & Operations,
SAP 		Member of the Executive Committee of SAP AG;
141, bd Haussmann 	Director of SAP America, Inc. (United States),
75008 Paris	 	SAP Global Marketing Inc. (United States),
		SAP Asia Pte. Ltd. (Singapore), SAP JAPAN Co. Ltd.
	               (Japan), SAP FRANCE S.A., S.A.P. ITALIA Sistemi,
		applicazioni, prodotti in data processing s.p.a.
		(Italy); SAP Hellas "Systems Application and Data
		Processing S.A." (Greece), SAP (Beijing) Software
		System Co. Ltd. (China) and Ginger SA.

David Dautresme 	Senior Advisor, Lazard Freres; Managing Partner of
Lazard Freres 		DD Finance; Chairman of the Supervisory Board of
121, bd Haussmann 	Club Mediterranee; Director or Member of the
75008 Paris		Supervisory Board of Casino and Fimalac; Non-voting
		member of the Board of Eurazeo

Jacques de Chateauvieux 	Chairman and CEO of BOURBON,
BOURBON 		Chairman of the Board of Directors of SAPMER S.A.,
33, rue du Louvre 	Cbo Territoria, JACCAR SAS; Director of Vindemia
75002 Paris		SAS, Happy World Foods, Ltd.

Norbert Dentressangle         Chairman of the Board and Chief Executive Officer
                              of Financiere Norbert Dentressangle

Anthony Hamilton(2)           Chairman, AXA UK plc and AXA Equity and Law (UK)
AXA UK plc
5 Old Broad Street
London EC2N 1AD
UK

Henri Hottinguer(3)           Chairman and CEO Sofibus; Senior Chief Officer of
Financiere Hottinguer Paris   Financiere Hottinguer; Chairman of the
43, rue Taitbout              Supervisory Board, Credit Suisse Hottinguer and
75009 PARIS                   Emba NV (Netherlands); Vice Chairman, Gaspee
                              (Switzerland); Chairman of the Board of
                              Directors, Hottinguer Capital Corp. (US); SEVP
		and member of the Board of Directors, Intercom

Henri Lachmann                Chairman and Chief Executive Officer, Schneider
SCHNEIDER Electric            Electric (electric equipment)
43-45, Bld Franklin Roosevelt
92504 Rueil Malmaison

Gerard Mestrallet             Chairman and Chief Executive Officer, Suez;
Suez                          Chairman of Suez-Tractebel (Belgium) and
16 rue de le Ville l'Eveque   Hisusa (Spain); Vice Chairman Sociedad General de
75008 PARIS                   Aguas de Barcelona (Spain)

--------
(2)    Citizen of United Kingdom

(3)    Citizen of Switzerland


Michel Pebereau               Chairman of BNP Paribas (banking)
BNP Paribas
3 Rue d'Antin
75002 PARIS

Dominique Beiniche	Chairman Europe of the Coca-Cola Company
Coca Cola Enterprise
Groupe Europe
27 rue Camille Desmoulino
92784 Issy-IES Moulineaux
Cedex 9


Ezra Suleiman (5)             Professor of Politics and Chair of the Committee
Princeton University          for European Studies, Princeton University;
Princeton, NJ 08544           Associate Professor, Institut d'Etudes Politiques,
                              Paris

Jasque Tabourot	Representing the employees-shareholders
AXA
25, Avenue Matignon
75008 Paris

--------
(4)  (Intentionally deleted)

(5)  Citizen of the United States of America


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                                                             Page 27 of 44 Pages

                               Executive Officers


Name, Business Address          Present Principal Occupation
-----------------------         ----------------------------
Jean-Raymond Abat               Chairman of AXA Seguros (Spain) and
                                Head of Mediterranean Region

Alfred Bouckaert	  Managing Director of AXA Belgium (Belgium)
AXA Royale Belte	  and head of the Northern Europe region
25 Boulevard du Souverain
B-1170 Bruxelles
Belgium

Claude Brunet                   Member of the Management Board (in charge of
                                Transversal Operations and Projects,
                                Human Resources, Cummunication and Brand)

Henri de Castries               Chairman of the Management Board

Christopher Condron(6)          Member of the Management Board; President and
AXA Financial                   Chief Executive Officer, AXA Financial, Inc.;
1290 Avenue of the Americas     Chairman, President and CEO, AXA Equitable
New York, NY 10104

Philippe Donnet                 Chief Executive Officer, AXA (Japan);
AXA Assicurazioni               President of the Board of Directors of AXA RE
Via Giacomo Leopardi, 15
20123 Milano
Italy

Denis Duverne                   Member of the Management Board Board in charge
		  of Finance, Control and Strategy

Hans Peter Gerhardt	  Chief Executive Officer of AXA RE

Dennis Holt(7)                  Chief Executive Officer of AXA UK
AXA UK		  (United Kingdom)
107 Cheapside
ECV2 6DU London

Gerald Lieberman (8)	  President and Chief Operating Officer of
AllianceBernstein	  AllianceBernstein (United States)
1345 Avenue of the Americas
NY, NY 10105

Nicolas Moreau                  Chief Executive Officer, AXA Investment Managers


Les Owen(9)                     Group Chief Executive of AXA Asia Pacific
AXA Australia                   Holdings (Australia), Head of the Asia Pacific
447 Collins Street	  region (excluding Japan)
Melbourne - Victoria 3000
Australia

Francois Pierson	  Member of the Management Board, Chief Executive
AXA France Assurance	  Officer of AXA France, Head of Large Risks,
1 Place des Saisons 	  Assistance and AXA Canada (Canada)
92400 Courbevoie France

(6)    Citizen of the United States of America
(7)    Citizen of the United Kingdom
(8)    Citizen of the United States of America
(9)    Citizen of the United Kingdom



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